As filed with the Securities and Exchange Commission on February 2, 2004

Registration No.____________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ONYX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3154463
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3031 Research Drive
Richmond, CA 94806
(510) 222-9700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

HOLLINGS C. RENTON
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
ONYX PHARMACEUTICALS, INC.
3031 Research Drive
RICHMOND, CA 94806
(510) 222-9700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
ROBERT L. JONES, ESQ.
LAURA A. BEREZIN, ESQ.
COOLEY GODWARD LLP
FIVE PALO ALTO SQUARE
3000 EL CAMINO REAL
PALO ALTO, CA 94306-2155
(650) 843-5000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-111091

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Calculation of Registration Fee

	Proposed Maximum	Amount of
Title of Class of Securities to be Registered	Aggregate Offering Price	Registration Fee(1)
Common Stock, par value $0.001 per share(2)	$29,974,000 (3)	$3,797.71

(1)	Calculated pursuant to rule 457(o) under the Securities Act.

(2)	There is being registered an indeterminate number of shares of common stock of the registrant as may be sold from time to time by the registrant.

(3)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $29,974,000.

EXPLANATORY NOTE
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.1

EXPLANATORY NOTE

     This registration statement is being filed to register an additional $29,974,000 of shares of our common stock, par value $0.001 per share pursuant to Rule 462(b) of the Securities Act of 1933, as amended. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of our registration statement on Form S-3 (File No. 333-111091) which was declared effective on December 17, 2003, including all amendments and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

          The required opinions and consents are listed on the Exhibit Index attached to and filed with this registration statement.

II-1.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of California on February 2, 2004.

ONYX PHARMACEUTICALS, INC.

By:	/s/ Hollings C. Renton

Hollings C. Renton Chairman of the Board, President and Chief Executive Officer

II-2.

POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hollings C. Renton Hollings C. Renton	Chairman of the Board, President and Chief Executive Officer (Principal Executive and Financial Officer)	February 2, 2004

/s/ Marilyn E. Wortzman Marilyn E. Wortzman	Vice President, Finance (Principal Accounting Officer)	February 2, 2004

* Paul Goddard, Ph.D.	Director	February 2, 2004

* Antonio J. Grillo-López, M.D.	Director	February 2, 2004

* Magnus Lundberg	Director	February 2, 2004

* George A. Scangos, Ph.D.	Director	February 2, 2004

* Nicole Vitullo	Director	February 2, 2004

* Wendell D. Wieranga, Ph.D.	Director	February 2, 2004

*By:	/s/ Hollings C. Renton

Hollings C. Renton Attorney-in-fact

INDEX TO EXHIBITS

Exhibit
Number	Description of Document

1.1	Form of Underwriting Agreement (1).
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, independent auditors.
23.2	Consent of Cooley Godward LLP (included in Exhibit 5.1).
24.1	Power of Attorney (2).

(1)	To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference.

(2)	Previously filed on the signature page to Registrant’s registration statement on Form S-3 (No. 333-111091), filed with the SEC on December 11, 2003.